Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name                          Jurisdiction of Organization
---------------                          ----------------------------
SS&C Ventures, Inc.                       Connecticut

SS&C Pacific, Inc.                        Delaware

SS&C Technologies Limited                 United Kingdom

SS&C Technologies Sdn. Bhd.               Malaysia

Mabel Systems B.V.                        Netherlands

Shepro Braun Systems, Inc.                Illinois

Financial Automation, Ltd.                Illinois

Quantra Software Corporation              Delaware

Savid International Inc.                  New Jersey

The Savid Group, Inc.                     New York

HedgeWare, Inc.                           Delaware

The Brookside Corporation                 Rhode Island

SS&C Technologies PTE Ltd.                Singapore

SS&C Technologies, KK                     Japan

SSC Direct.com, Inc.                      Delaware

SS&C Technologies Australia Pty. Ltd      Australia


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